Resonant Provides Preliminary First Quarter 2021 Financial Results

Company Expects Significant Year-Over-Year Growth in 2021

Austin, TX - April 28, 2021 - Resonant Inc. (NASDAQ: RESN), a provider of radio frequency (RF) filter solutions developed on a robust intellectual property platform, designed to connect People and Things, has provided preliminary unaudited financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Operational Summary & Preliminary Financial Results
•As of March 31, 2021, Resonant maintains a robust patent portfolio of more than 320 issued and pending U.S. and foreign patents, with over 165 relating to the Company’s proprietary XBAR® and high frequency technologies. Patent count at the end of 2020 was over 300 total patents with over 150 focused on XBAR®.
•Resonant’s customers have shipped over 61 million RF filter units to date, including a record 8.6 million units designed using the Company’s ISN® design technology in the first quarter of 2021. This represents an increase of approximately 437% from the same year-ago period, and a sequential increase of approximately 25%.
•Extended a licensing agreement with an existing Tier-1 Chinese foundry partner, demonstrating mutual commitment to servicing the rapidly growing China mobile handset market. The refined partnership provides prepaid royalties for multiple RF filter designs.
•Began sampling our XBAR® Wi-Fi solution for the non-mobile market in the first quarter of 2021. Resonant’s proprietary XBAR® technology is ideally suited for high-frequency 5 and 6 GHz Wi-Fi applications, such as Wi-Fi 6E, a rapidly emerging segment of the market. The Company also joined the Wi-Fi Alliance, a global non-profit industry association of companies who share a vision of seamless connectivity.
•Formed a Technical Committee within its Advisory Board to advance XBAR® adoption and development efforts, consisting of appointed technical thought leaders Larry Larson, PhD, Jianming Jin, PhD, Gabriel Rebeiz, PhD, and Raafat Mansour, PhD.
•Revenues for first quarter are expected to increase 12% to $0.6 million, compared to revenues of $0.5 million in the same year ago quarter.
•Deferred revenues as of March 31, 2021 are expected to be $1.3 million and will be recognized over the balance of the respective contracts.

•As of March 31, 2021, Resonant had cash and cash equivalents of approximately $21.6 million, which includes $4.1 million of net proceeds from sales of equity during the first quarter of 2021 under the Company's previously announced at-the-market (ATM) program.

Financial Guidance
Revenues in the second quarter of 2021 are expected to be in line with the first quarter of 2021. For the full year 2021, Resonant expects significant growth over full year 2020.

Management Commentary
“We continue to make progress with our industry partnerships while executing against our strategic and operational objectives,” said George B. Holmes, Chairman and CEO of Resonant. “Not only do we believe our XBAR® solutions are measurably superior to every other known RF filter technology for 5G, 6G, Wi-Fi 5, 6 & 7, Ultra-wideband and other non-mobile applications, we believe it is the only solution natively able to address the requirements of these next-generation networks. The market is increasingly receptive to Resonant’s technology, as evidenced by the 437% year-over-year increase in units shipped by our customers.”
“Driven by our work with the world’s largest filter manufacturer and other commercial initiatives in the non-mobile market, we expect our growth to be significant in 2021. I look forward to providing detail on our proprietary design technology, XBAR® progress and the growth opportunity within our industry during our upcoming first quarter conference call,” concluded Holmes.

About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.

To learn more about Resonant, view the series of videos published on its website that explain Resonant's technologies and market positioning:
•Resonant Corporate Video
•ISN® Design Technology and XBAR: Speeding the Transition to 5G
•Expert Insights on Unlocking the Potential of 5G
•The Technology Enabling the Transition to 5G

For more information, please visit www.resonant.com.

Resonant uses its website (https://www.resonant.com) and LinkedIn page
(https://www.linkedin.com/company/resonant-inc-/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Resonant may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.
About Resonant’s ISN® Design Technology
Resonant can create designs for difficult bands, modules and other complex RF Front End requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. ISN is a suite of proprietary mathematical methods, software design tools and network synthesis techniques that enable us to explore a much larger set of possible design solutions that regularly incorporate our proprietary technology. We then quickly deliver design simulations to our customers, which they manufacture or have manufactured by one of our foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) manufacturing methods and perform as well as those using higher cost manufacturing methods such as Bulk Acoustic Wave (BAW). Resonant's method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant's models are fundamental, integration with its foundry and fab customers is seamless because its models speak the "fab language" of basic material properties and dimensions.
Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: our preliminary unaudited financial and operational results for the first quarter ended March 31, 2021, future financial and operating results, and the capabilities of our filter designs and software tools. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including risks related to changes in our preliminary unaudited financial results based on the completion of our financial statement closing procedures and the review by our independent registered public accounting firm of such financial statements. Additionally, future financial and operating results, and use and continued development of our filter designs and software tools, is subject to numerous risks, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; governmental restrictions on the export of our technology; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:
Greg Falesnik or Brooks Hamilton
MZ Group - MZ North America
(949) 546-6326
RESN@mzgroup.us